Exhibit 99.1

TechTarget to Delay Earnings Release

Company is Releasing Estimated Q4 and 2008 Results

Needham, MA – February 12, 2009 – TechTarget, Inc. (NASDAQ: TTGT) today announced that it is delaying its earnings release and investor conference call previously scheduled for 4:30 p.m. (ET) today. The Company is delaying its release of fourth quarter and 2008 financial results in order to finalize its review of the period over which it has historically recognized revenue from its webcast offerings.

As part of the year-end audit process, the Company has concluded that its methodology for determining the timing of recognizing webcast revenues was improper. The Company had been recognizing the majority of the revenue in the month in which the webcast occurred. The Company has concluded that the webcast revenues should have been recognized ratably over the period in which the webcasts were available on the websites of the Company and its partners, and is changing its revenue recognition policy accordingly.  This accounting policy change does not increase or decrease the total amount of revenues to be recognized for any given contract. The policy change only affects how much of the total contract revenue is recognized in a particular month. Preliminary analysis indicates that this change in recognizing webcast revenues does not have a material effect on revenue or adjusted EBITDA for the years 2008 or 2007, although the Company expects revenue may shift between quarters. The Company is working to determine whether it is necessary to restate its financial statements for any prior period as a result of changes to its revenue recognition policies. It is estimated that this process will take approximately 90 days.

Estimated Fourth Quarter and 2008 Results

            It is important to note that the following amounts are estimated results for the fourth quarter and 2008, and may change as a result of the Company’s continued evaluation of the timing of its revenue recognition as described above, or otherwise as we complete our 2008 audit.

Estimated revenues for the fourth quarter of 2008 are $25.1 million. Estimated online revenues are $18.1 million. Estimated event revenues are $6.0 million. Estimated print revenues are $1.0 million.

In December 2008, TechTarget incurred a one time restructuring charge of $1.4 million related to a reduction in workforce of 76 employees, the exiting of certain office space and the closure of its two print publications. Estimated adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as adjusted for stock-based compensation and excluding the restructuring charge) for the fourth quarter of 2008 was $4.6 million.

Total estimated revenues for 2008 are $103.5 million. Estimated online revenues for 2008 are $76.4 million, and estimated adjusted EBITDA, excluding the fourth quarter restructuring charge, is $20.2 million.

“Despite the challenging economic conditions, we are adjusted EBITDA-positive, have a very strong balance sheet and are very well-positioned for the future. We plan to continue to invest aggressively during the downturn to take advantage of the shift of advertising dollars to online marketing that demonstrates ROI,” said Greg Strakosch, Chairman and CEO of TechTarget.

Recent Company Highlights:

  7th consecutive year of positive adjusted EBITDA and 5th consecutive year of being cash flow positive.

  Online revenues from the 12 largest IT vendors in the market grew by approximately 40% in Q4.

  The Q4 renewal rate for the Company’s 100 largest accounts was 94%.

  The Company continues to have a very strong balance sheet. Cash balance on December 31, 2008  was $69.6 million with total debt of $3 million.

  Acquired The Brian Madden Company, the leading independent, website and conference to address the needs of the leading users of desktop and application virtualization technology.

  Launched SearchVirtualDesktop.com to address the needs of IT decision makers who are embarking on desktop and application virtualization projects.

  Launched SearchCompliance.com to provide senior IT leadership with strategic direction on managing information systems to improve compliance processes and results and to reduce the costs and complexity of supporting business requirements related to government and industry regulations.

“We recently went through our 2009 budget process. We had two main objectives. The first is to remain profitable with adjusted EBITDA margins in the range of 15% to 20%. The second is to aggressively invest during the downturn to further our lead,” said Strakosch.

Areas of Investment:

  The Company launched about a dozen new websites in 2008 and plans to launch an additional 6 to 10 new websites in 2009.

  Continue to invest in sales and product initiatives with the largest IT vendors in the market. Our online revenues grew by approximately 40% from the 12 largest vendors in the IT market in 2008. As an online leader in the IT market, the Company benefits from the continued shift of budgets from offline to online at these accounts.

  International revenue was approximately only 4% of our business in 2008 and was one of the fastest growing areas of the Company. The Company is in the beginning stages of migrating from a partner model to a direct model internationally. The three geographies where the Company will go direct first are the United Kingdom, India and China.

  Continue to be opportunistic when it comes to acquisitions. Continue to take advantage of our balance sheet and our strengthening competitive position that will make us more attractive to companies looking to be acquired.

Financial Guidance for the First Quarter of 2009

In the first quarter of 2009, the Company expects total revenues to be within the range of $17 million to $18 million and adjusted EBITDA to be within the range of negative $700,000 to positive $200,000.

Non-GAAP Financial Measures

This press release include a discussion of adjusted EBITDA, which is a non-GAAP financial measures which is provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation and to exclude restructuring charges.  This Non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies.  We believe adjusted EBITDA is relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. This measure is part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors.  Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings discussions and, therefore, the inclusion of this non-GAAP financial measures will provide consistency in our financial reporting.

Forward Looking Statements

Certain matters included in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: our estimated resulted for the fourth quarter of 2008 and the full 2008 fiscal year, guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: finalization of our 2008 audit and our review of the timing of historical revenue recognition, market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading "Risk Factors" and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online Information Technology (IT) media company, provides IT companies with ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of more than 50 technology-specific Web sites and over 6.6 million registered members, TechTarget is a primary Web destination for IT professionals researching which products to purchase. The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of vendor-sponsored Webcasts and Podcasts for the IT market. Its Web sites are complemented by numerous invitation-only events. TechTarget provides proven lead generation and branding programs to over 1,100 advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

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